UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2021

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Spectrum Center Drive, 21st Floor Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SHO	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On March 2, 2021, Sunstone Hotel Investors, Inc. (“Sunstone”) and Sunstone’s operating partnership, Sunstone Hotel Partnership, LLC (the “Operating Partnership,” and together with Sunstone, the “Company”), announced the retirement of Marc Hoffman, Executive Vice President & Chief Operating Officer. In connection with his retirement, Mr. Hoffman and the Company entered into a transition agreement pursuant to which he will continue as Executive Vice President & Chief Operating Officer, and will provide transition services through no later than June 30, 2021 (the “Transition Agreement”). During this transition period, he will continue to receive his current salary and employee benefits. At the end of the transition period, Mr. Hoffman’s outstanding equity awards will vest in full, subject to his timely execution and non-revocation of a release of claims and his continued compliance with restrictive covenants.

On March 2, 2021, the Company appointed Chris Ostapovicz, age 51, as Senior Vice President & Chief Operating Officer for a term commencing on March 8, 2021. Prior to his appointment as Senior Vice President & Chief Operating Officer, Mr. Ostapovicz was at Host Hotels & Resorts, a public lodging real estate investment trust, since 2007, and served in numerous management roles, most recently as Senior Vice President of Asset Management since 2018. Mr. Ostapovicz holds an M.B.A. from Georgetown University and an M.S. from The Johns Hopkins University.

In connection with his appointment, the Company also entered into an employment agreement (the “Employment Agreement”) with Mr. Ostapovicz (“Executive”), the terms and conditions of which are substantially similar to the employment agreements with the Company’s named executive officers, except the Employment Agreement provides for:

●	An annual base salary of $375,000;
●	An annual cash performance bonus with a threshold level equal to 60% of base salary, a target level equal to 102.5% of base salary, and a high level equal to 145% of base salary; provided that Executive’s 2021 bonus will be no less than $384,375;
●	An annual equity award with a threshold level equal to 150% of base salary, a target level equal to 212.5% of base salary, and a high level equal to 275% of base salary; provided that Executive’s 2021 equity award (to be granted in 2022) will have a dollar-denominated value of no less than $796,875;
●	A one-time restricted stock award with a dollar-denominated value of $500,000, which will vest as to one-third of the award on February 15 of each of 2022, 2023 and 2024, subject to Executive’s continued employment; and
●	A severance multiple of 1.5 applied to any cash severance.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: March 3, 2021	By:	/s/ Bryan A. Giglia
Bryan A. Giglia Principal Financial Officer and Duly Authorized Officer